Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dean Freeman
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER RESULTS FOR 2013 AND ANNOUNCES A $90 MILLION SHARE BUYBACK AND INCREASES ITS DIVIDEND

North Andover, MA….April 30, 2013.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter ended March 31, 2013.  Net income per diluted share (EPS) for the first quarter of 2013 was $0.45.  Adjusting for special items, first quarter 2013 adjusted EPS was $0.49, compared to first quarter 2012 adjusted EPS of $0.43.  A summary of first quarter financial results is as follows:

	First Quarter Earnings Summary
(In millions, except per share information)	2013	2012	% Change
Sales	$362.1	$361.2	0.2%
Net income from continuing operations	$16.1	$15.5	4%
Income from discontinued operations	—	0.2
Net income	$16.1	$15.7	3%
Diluted earnings per share	$0.45	$0.42	7%
Special items	$0.04	$0.01
Adjusted earnings per share	$0.49	$0.43	14%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

First Quarter Highlights:

•                  First quarter 2013 sales were flat with the prior year, with favorable foreign exchange, acquired growth and organic growth in North America and Asia, substantially offset by a net organic sales reduction in the Europe, Middle East and Africa (EMEA) segment, primarily in the French and German markets.

•                  Adjusted 2013 first quarter EPS was $0.49, a $0.06 increase over the first quarter of 2012.  The increase was driven by increased sales in North America and Asia, and from cost reductions in both North America and EMEA.  The 2012 share repurchase program contributed $0.02 in the first quarter of 2013.

•                  Adjusted operating margins increased by 0.5 percentage points to 8.4% for the first quarter of 2013 as compared to the first quarter of 2012; operating margins on a GAAP basis increased 0.4 percentage points to 7.8% in the first quarter of 2013, as compared to the first quarter of 2012.

North American sales increased $6.0 million to $213.0 million in the first quarter of 2013, compared to $207.0 million for the first quarter of 2012.  This increase was due to an organic sales increase of $5.4 million, or 2.6%, and acquired sales of $0.7 million, offset partially by unfavorable foreign exchange movements of $0.1 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale and OEM markets increased organically by 3.1% during the first quarter as compared to the same period in 2012, primarily from increased sales in residential and commercial product lines and in HVAC product lines.  Organic sales into the North American DIY home improvement market increased 0.7% for the first quarter of 2013 as compared to the first quarter of 2012.

EMEA sales decreased $6.8 million to $142.4 million for the first quarter of 2013, compared to $149.2 million for the first quarter of 2012.  This decrease was primarily due to an organic sales decrease of $8.2 million, or 5.5%, offset partially by favorable foreign exchange movements associated with the strengthening of the Euro versus the U.S. dollar of $1.4 million.  Organic sales in the EMEA wholesale and OEM markets decreased by 5.2% and 3.9%, respectively, compared to the first quarter of 2012.  EMEA segment sales represented approximately 39% and 41% of total Company sales in the first quarters of 2013 and 2012, respectively.

Adjusted operating income for the first quarter of 2013 increased by $2.1 million, or 7.4%, to $30.5 million, as compared to the first quarter of 2012. In North America, adjusted operating margins increased in the first quarter of 2013 by 1.4 percentage points to 11.4% as revenue growth and cost reductions delivered 63% in operating leverage.  Asia continued to expand its adjusted operating margins through increased third-party sales and incremental plant absorption.  The gains in North America and Asia were partially offset by reduced adjusted operating margins in EMEA, which decreased by 0.6 percentage points to 8.8%, in the first quarter of 2013 as compared to the first quarter of 2012.

Free cash outflow was $13.7 million in the first quarter of 2013, as compared to free cash outflow of $1.6 million in 2012.  The first quarter is typically a seasonally slow cash flow period and, as anticipated, this year the Company invested in incremental capital for its new lead free foundry and in incremental inventory related to the continuing lead free transition program.   Continued improvement in free cash flows is expected as the year progresses and as the lead free program is completed.  At March 31, 2013, the net debt to capitalization ratio was 12.4%, as compared to 10.7% at December 31, 2012.

The Company is announcing that its Board of Directors has authorized the repurchase of up to $90 million of the Company’s Class A Common Stock from time to time on the open market or in privately negotiated transactions.  The timing and number of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions.  Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The repurchase program may be suspended or discontinued at any time.  Any repurchased shares will be available for use in connection with its stock plans and for corporate purposes.

The Company is also announcing an increase of $0.02 per share to its quarterly dividend to $0.13, or an 18% increase.  The dividend will be payable to the Company’s Class A and Class B Common Stock payable on May 31, 2013 to stockholders of record at the close of business on May 20, 2013.

Commenting on operating results, David J. Coghlan, Chief Executive Officer, noted, “Our wholesale and OEM markets in North America experienced 3% growth over the prior year and strengthened as the quarter progressed with a strong month of March. In our EMEA segment, our drains business and the Middle East market grew as planned, but we experienced greater than expected declines in France, due to economic market conditions, and in Germany, due to OEM customer delays. EMEA cost containments mitigated further margin erosion.  Consolidated margins were also negatively affected by product mix and selected pricing actions in both North America and EMEA. We are closely monitoring the overall market environment and, as a result, the Company is considering further realignment initiatives.  Our lead free initiative is continuing on track as we spent an incremental $5.6 million dollars in capital during the first quarter of 2013 for our new foundry, and invested approximately $10 million in transitional lead free inventory.   ”

Commenting on the stock repurchase program and enhanced dividend, Mr. Coghlan said, “These actions reflect our ongoing commitment to return value to our shareholders and the execution of our cash allocation strategy. We expect the repurchased shares will offset dilution associated with employee stock plans over the next several years.  The dividend increase helps to maintain our dividend yield within a range we have historically targeted.  We expect to use available cash to fund these programs.  At March 31, 2013, we had cash, cash equivalents and investment securities of approximately $253 million.  We remain committed to our long-term growth strategy of growing the business, organically and through acquisitions, and are comfortable that we will continue to have sufficient capital available to us to fund future acquisitions.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash outflow, net debt to capitalization ratio and the cash conversion rate of free cash outflow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, significant legal and customs settlements, asset impairment charges and acquisition accounting costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash outflow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash outflow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash outflow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2013 on Wednesday, May 1, 2013, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 1, 2014.

The Company’s 2013 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 15, 2013 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s statements regarding continued improvement in free cash flows as the year progresses and sufficient capital for future acquisitions.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions, the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2013	2012
STATEMENTS OF INCOME

Net sales	$362.1	$361.2

Net income from continuing operations	$16.1	$15.5
Income from discontinued operations	—	0.2
Net income	$16.1	$15.7

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.6	37.0

Net income per share
Continuing operations	$0.45	$0.42
Discontinued operations	—	—
Net income	$0.45	$0.42

Cash dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$251.0	$271.8
Short-term investment securities	2.1	2.1
Trade accounts receivable, less allowance for doubtful accounts of $10.4 million at March 31, 2013 and $9.7 million at December 31, 2012	218.5	207.1
Inventories, net:
Raw materials	104.9	111.7
Work in process	21.7	20.5
Finished goods	173.1	158.5
Total Inventories	299.7	290.7
Prepaid expenses and other assets	27.8	22.7
Deferred income taxes	23.3	21.6
Total Current Assets	822.4	816.0

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	514.9	515.0
Accumulated depreciation	(292.7)	(291.4)
Property, plant and equipment, net	222.2	223.6

OTHER ASSETS:
Goodwill	499.5	508.2
Intangible assets, net	140.5	146.6
Deferred income taxes	3.9	4.8
Other, net	9.6	9.8
TOTAL ASSETS	$1,698.1	$1,709.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$134.1	$131.6
Accrued expenses and other liabilities	114.1	116.8
Accrued compensation and benefits	40.1	42.5
Current portion of long-term debt	77.0	77.1
Total Current Liabilities	365.3	368.0

LONG-TERM DEBT, NET OF CURRENT PORTION	306.8	307.5
DEFERRED INCOME TAXES	44.5	45.2
OTHER NONCURRENT LIABILITIES	45.5	48.8

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,761,901 shares at March 31, 2013 and 28,673,639 shares at December 31, 2012	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,588,680 shares at March 31, 2013 and at December 31, 2012	0.6	0.6
Additional paid-in capital	453.8	448.7
Retained earnings	509.2	498.1
Accumulated other comprehensive loss	(30.5)	(10.8)
Total Stockholders’ Equity	936.0	939.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,698.1	$1,709.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2013	2012

Net sales	$362.1	$361.2
Cost of goods sold	232.6	232.7
GROSS PROFIT	129.5	128.5
Selling, general and administrative expenses	99.0	100.2
Restructuring and other charges, net	2.2	1.7
OPERATING INCOME	28.3	26.6
Other (income) expense:
Interest income	(0.1)	(0.2)
Interest expense	6.0	6.2
Other income, net	—	(0.9)
Total other expense	5.9	5.1
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22.4	21.5
Provision for income taxes	6.3	6.0
NET INCOME FROM CONTINUING OPERATIONS	16.1	15.5
Income from discontinued operations, net of taxes	—	0.2
NET INCOME	$16.1	$15.7

BASIC EPS
Net income per share:
Continuing operations	$0.45	$0.42
Discontinued operations	—	—
NET INCOME	$0.45	$0.42
Weighted average number of shares	35.5	36.9
DILUTED EPS
Net income per share:
Continuing operations	$0.45	$0.42
Discontinued operations	—	—
NET INCOME	$0.45	$0.42
Weighted average number of shares	35.6	37.0
Dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2013	2012
OPERATING ACTIVITIES
Net income	$16.1	$15.7
Income from discontinued operations, net of taxes	—	0.2
Net income from continuing operations	16.1	15.5
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	8.7	8.3
Amortization of intangibles	3.7	4.2
Stock-based compensation	1.6	1.1
Deferred income tax benefit	(0.6)	2.9
(Gain) loss on disposal and impairment of goodwill, property, plant and equipment and other	(0.1)	0.4
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(14.8)	(14.3)
Inventories	(12.2)	(5.1)
Prepaid expenses and other assets	(5.2)	(15.6)
Accounts payable, accrued expenses and other liabilities	0.1	5.6
Net cash provided by (used in) continuing operations	(2.7)	3.0

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11.0)	(4.9)
Proceeds from the sale of property, plant and equipment	—	0.3
Business acquisitions, net of cash acquired	—	(17.6)
Net cash used in investing activities	(11.0)	(22.2)

FINANCING ACTIVITIES
Payment of long-term debt	(0.5)	(4.4)
Payment of capital leases and other	(1.3)	(0.2)
Proceeds from share transactions under employee stock plans	1.4	6.0
Tax benefit of stock awards exercised	0.5	0.4
Dividends	(3.9)	(4.2)
Net cash used in financing activities	(3.8)	(2.4)
Effect of exchange rate changes on cash and cash equivalents	(3.3)	1.6
Net cash provided by operating activities of discontinued operations	—	0.2
DECREASE IN CASH AND CASH EQUIVALENTS	(20.8)	(19.8)
Cash and cash equivalents at beginning of year	271.8	250.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$251.0	$230.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	March 31,	April 1,
	2013	2012

North America	$213.0	$207.0
EMEA	142.4	149.2
Asia	6.7	5.0
Total	$362.1	$361.2

Operating Income (Loss)

	First Quarter Ended
	March 31,	April 1,
	2013	2012

North America	$24.0	$19.9
EMEA	10.6	12.8
Asia	2.9	1.4
Corporate	(9.2)	(7.5)
Total	$28.3	$26.6

Intersegment Sales

	First Quarter Ended
	March 31,	April 1,
	2013	2012

North America	$1.3	$1.4
EMEA	2.7	2.6
Asia	41.6	31.1
Total	$45.6	$35.1

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING
THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2013	2012

Net sales	$362.1	$361.2

Operating income - as reported	$28.3	$26.6
Operating margin %	7.8%	7.4%

Adjustments for special items:
Restructuring and other charges, net	2.2	1.2
Goodwill and other long-lived asset impairment charges	—	0.5
Acquisition accounting in cost of sales	—	0.4
Legal and customs settlements	—	(0.3)
	2.2	1.8

Operating income - as adjusted	$30.5	$28.4
Adjusted operating margin %	8.4%	7.9%

Net income from continuing operations - as reported	$16.1	$15.5

Adjustments for special items - tax affected:
Restructuring and other charges, net	1.5	0.7
Goodwill and other long-lived asset impairment charges	—	0.3
Acquisition accounting	—	0.3
Legal and customs settlements	—	(0.9)
	1.5	0.4

Net income from continuing operations - as adjusted	$17.6	$15.9

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.45	$0.42
Adjustments for special items	0.04	0.01
Diluted earnings per share - as adjusted	$0.49	$0.43

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH
OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2013	2012

Net cash provided by (used in) continuing operations - as reported	$(2.7)	$3.0
Less: additions to property, plant, and equipment	(11.0)	(4.9)
Plus: proceeds from the sale of property, plant, and equipment	—	0.3
Free cash outflow	$(13.7)	$(1.6)

Net income from continuing operations - as reported	$16.1	$15.5

Cash conversion rate of free cash outflow to net income	-85.1%	-10.3%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT
AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 31,	December 31,
	2013	2012

Current portion of long-term debt	$77.0	$77.1
Plus: Long-term debt, net of current portion	306.8	307.5
Less: Cash and cash equivalents	(251.0)	(271.8)
Net debt	$132.8	$112.8

Net debt	$132.8	$112.8
Plus: Total stockholders’ equity	936.0	939.5
Capitalization	$1,068.8	$1,052.3

Net debt to capitalization ratio	12.4%	10.7%